Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-45744) pertaining to the Amended 1999 Stock Option Plan of Voice Mobility International Inc. of our report dated February 28, 2006 with respect to the consolidated financial statements of Voice Mobility International Inc. included in this Annual Report (Form 10-KSB) for the year ended December 31, 2005.

Vancouver, Canada March 15, 2006	/s/ ERNST & YOUNG LLP Chartered Accountants